                                                                   EXHIBIT 99.j1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A ("Registration  Statement") of our reports dated February
19, 2004,  relating to the financial  statements and financial  highlights which appear in the  December  31, 2003 Annual  Report to  Shareholders  of the Equity
Growth Fund,  Income & Growth Fund, Small Company Fund, Global Gold Fund and
the  Utilities  Fund  which  are  also   incorporated   by  reference  into  the
Registration  Statement.  We also  consent  to the  references  to us under  the
headings  "Financial  Highlights",   "Independent  Accountants"  and  "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
April 29, 2004